UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2006

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 8.01 Other Events.

The following is a press release to be issued January 19, 2006:

PRESIDENT’S REPORT
January 19, 2006

Federal Home Loan Bank of New York Declares a 5.11% Dividend
for the Fourth Quarter of 2005

I am pleased to report that our Board of Directors has approved a dividend rate for the fourth quarter of 2005 of 5.11% (annualized). The Home Loan Bank's dividend rate for the third quarter was 5.25%. The dollar amount of the fourth quarter dividend will be approximately $46 million. The dividend will be distributed to member financial institutions on January 31, 2006.

The average rate for dividends paid on the basis of stock ownership in 2005 was 5.02%, and the total cash dividend paid in these four quarters was approximately $184 million.

The dividend reflects the Bank’s low-risk profile and conservative investment strategy. It represents a payout of approximately 80% of core earnings for the quarter. Retained earnings as of December 31, 2005, after the dividend payment, will be approximately $245 million. The Bank intends to bring the post-dividend retained earnings to approximately $250 million by mid year.

As an SEC registrant, additional financial and other disclosures may be found on the SEC website at http://www.sec.gov/edgar/searchedgar/webusers.htm

The Federal Home Loan Bank of New York is a Congressionally chartered wholesale Bank. It is part of the Federal Home Loan Bank System, a national wholesale banking network of 12 regional, stockholder-owned banks. The FHLB of New York currently serves over 300 financial institutions in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. The mission of the Federal Home Loan Bank of New York is to support the efforts of local members to make home mortgages to families of all income levels and provide credit to spur community growth.

Sincerely,

Alfred A. DelliBovi
President & CEO

This document may contain forward-looking statements regarding the Federal Home Loan Bank of New York’s future financial and non-financial performance. Forward-looking statements are subject to uncertainties. Actual performance may differ materially from projections because of many factors including, but not limited to: regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. Additional information about the Federal Home Loan Bank of New York may be obtained from our website at www.fhlbny.com. The Federal Home Loan Bank of New York undertakes no obligation to update any forward-looking statements made in this document.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1: Schedule A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

January 19, 2006	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Schedule A